EXHIBIT 99.1

News Release

DARLING INGREDIENTS INC. CLARIFIES DEBT STRATEGY, RELATED ISSUES

October 5, 2015 - IRVING, Texas - In light of recent rating agency moves, Darling Ingredients Inc. (NYSE: DAR), a global leader in converting edible and inedible bio-nutrient streams into a wide range of ingredients and specialty products for customers in the pharmaceutical, food, pet food, feed, technical, fuel, bioenergy, and fertilizer industries, today provided clarification on the Company’s debt strategy, debt ratio and related issues.

•	As previously indicated during the Company’s second quarter earnings call, Darling Ingredients anticipates the total leverage ratio for the third quarter to be in the range of 4.50:1.00.

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The Company’s recent amendment to its credit agreement to increase the maximum total leverage ratio the Company may not exceed from 5.00:1.00 to 5.50:1.00 is designed to provide improved long-term flexibility to manage its growth and global operations. The amendment is in no way related to current business conditions, and does not indicate a change in the anticipated third quarter debt ratio as discussed above.

•
While Diamond Green Diesel (DGD), the Company’s joint venture with Valero Energy Corporation, was challenged during the third quarter due to significant declines in RIN values and softening ULSD prices, DGD’s performance is not factored into the calculation of the debt ratios and related covenants for the Company since it is an unconsolidated subsidiary with independent, nonrecourse debt.

“Our global ingredients business continues to perform and make adjustments as discussed during our second quarter 2015 earnings call,” said Randall Stuewe, Darling Ingredients Inc. Chairman and Chief Executive Officer.
The Company is scheduled to release its third quarter 2015 financial results on Thursday, November 12, 2015, and to hold a conference call and webcast on Friday, November 13, 2015 to discuss these results.

About Darling

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Darling Ingredients Inc. is the world’s largest publicly-traded developer and producer of sustainable natural ingredients from edible and inedible bio-nutrients, creating a wide range of ingredients and customized specialty solutions for customers in the pharmaceutical, food, pet food, feed, technical, fuel, bioenergy and fertilizer industries.  With operations on five continents, the Company collects and transforms all aspects of animal by-product streams into useable and specialty ingredients, such as gelatin, edible fats, feed-grade fats, animal proteins and meals, plasma, pet food ingredients, organic fertilizers, yellow grease, fuel feedstocks, green energy, natural casings and hides. The Company also recovers and converts used cooking oil and commercial bakery residuals into valuable feed and fuel ingredients.  In addition, the Company provides grease trap services to food service establishments, environmental services to food processors and sells restaurant cooking oil delivery and collection equipment. For additional information, visit the Company's website at http://ir.darlingii.com.

{This media release contains “forward-looking” statements regarding the business operations and prospects of Darling Ingredients Inc. and industry factors affecting it. These statements are identified by words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “could,” “may,” “will,” “should,” “planned,” “potential,” “continue,” “momentum,” and other words referring to events that may occur in the future. These statements reflect Darling Ingredient’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, each of which could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, among others, existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; unanticipated costs or operating problems related to the acquisition and integration of Rothsay and Darling Ingredients International (including transactional costs and integration of the new enterprise resource planning (ERP) system); global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, reduced demand for animal feed, or otherwise; reduced finished product prices; continued decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs like the Renewable Fuel Standards Program (RFS2) and tax credits for biofuels both in the United States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of Bird Flu including, but not limited to H5N1 flu, bovine spongiform encephalopathy (or "BSE"), porcine epidemic diarrhea ("PED") or other diseases associated with animal origin in the United States or elsewhere; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign regulations (including, without limitation, China) affecting the industries in which the Company operates or its value added products (including new or modified animal feed, Bird Flu, PED or BSE or similar or unanticipated regulations); risks associated with the renewable diesel plant in Norco, Louisiana owned and operated by a joint venture between Darling Ingredients and Valero Energy Corporation, including possible unanticipated operating disruptions; risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the

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Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise

For More Information, contact:
Melissa Gaither, Director of Investor Relations	251 O'Connor Ridge Blvd., Suite 300 Irving, TX 75038 Phone: 972-717-0300